Spark Networks(R) Reports First Quarter 2011 Financial Results

BEVERLY HILLS, CA -- (Marketwire - May 12, 2011) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the first quarter ended March 31, 2011.

                                         Q1 2011          Q1 2010
                                     ---------------  ---------------
      Revenue                        $  11.0 Million  $  10.5 Million
      Contribution Margin                         54%              77%
      Net Income (loss)              $ (0.2) Million  $   0.9 Million
      Net Income (loss) Per Share    $         (0.01) $          0.05

"I am pleased to report an 8% sequential increase in our overall revenue, marking our second consecutive quarter of sequential revenue growth and our largest quarter over quarter revenue growth in more than five years," said Greg Liberman, Spark's President and Chief Executive Officer. "Jewish Networks performed as expected, with a 2% increase in average paying subscribers, but the lion's share of our growth was driven by our Other Affinity Networks segment. During last quarter's earnings call, we talked about some of the growth we were experiencing in our Other Affinity Networks segment and that growth continued, and was even more pronounced, in the first quarter. Other Affinity Networks revenue, average paying subscribers(1) and ARPU(2) sequentially increased by rates of 35%, 26% and 11%, respectively."

Liberman continued, "The growth in subscriber and revenue levels in our Other Affinity Networks segment reflects improvements in our product as well as improved performance in several of our marketing channels."

Financial Results

Revenue for the first quarter of 2011 was $11.0 million, an increase of 4% compared to $10.5 million for the first quarter of 2010, and an increase of 8% compared to the prior quarter.

Contribution(3) for the first quarter of 2011 was $5.9 million, a decrease of 27% compared to $8.1 million for the first quarter of 2010, and a 14% decrease compared to $6.9 million in the prior quarter.

Total cost and expenses for the first quarter of 2011 were $11.1 million, an increase of 23%, compared to $9.0 million for the first quarter of 2010 and a 24% increase compared to $9.0 million in the prior quarter. The sequential increase in operating expenses can be primarily attributed to an increase of $1.8 million in direct marketing spend.

Net loss for the first quarter of 2011 was $184,000, or a net loss of $0.01 per share, compared to net income of $929,000, or $0.05 per share, for the first quarter of 2010 and net income of $0.6 million or $0.03 per share for the prior quarter.

Adjusted EBITDA(4) for the first quarter of 2011 was $527,000, a decrease of 80% compared to $2.7 million for the first quarter of 2010, and a decrease of 73% compared to $2.0 million in the prior quarter. The growth in direct marketing spend reduced Adjusted EBITDA in the first quarter of 2011.

Average paying subscribers for the Company, as a whole, in the first quarter of 2011 were 178,292, an increase of 5% compared to 169,833 for the first quarter of 2010 and an 11% increase compared to 160,744 for the prior quarter.

Segment Reporting(5)

First quarter 2011 revenue for Jewish Networks was $6.9 million, a decrease of 3% compared to $7.1 million for the first quarter of 2010, and no change from $6.9 million in the prior quarter.

First quarter 2011 revenue for Other Affinity Networks was $3.8 million, an increase of 27% compared to $3.0 million for the first quarter of 2010, and an increase of 35% compared to $2.8 million in the prior quarter.

First quarter 2011 revenue for General Market Networks was $190,000, a decrease of 49% compared to $370,000 for the first quarter of 2011, and a 20% decrease compared to $236,000 in the prior quarter.

First quarter 2011 revenue for Offline & Other Businesses was $107,000, a decrease of 5% compared to $113,000 for the first quarter of 2010, and a 33% decrease compared to $160,000 in the prior quarter. The lower sequential revenue reflects fewer hosted events in the first quarter of 2011.

Average paying subscribers for Jewish Networks were 91,545 during the first quarter of 2011, a decrease of 2% compared to 93,235 for the first quarter of 2010, and a 2% increase compared to 89,723 for the prior quarter.

Average paying subscribers for Other Affinity Networks were 81,889 during the first quarter of 2011, an increase of 20% compared to 68,124 for the first quarter of 2010 and a 26% increase compared to 65,172 for the prior quarter.

Average paying subscribers for General Market Networks were 4,207 during the first quarter of 2011, a decrease of 46% compared to 7,813 for the first quarter of 2010, and a 19% decrease compared to 5,174 for the prior quarter.

Balance Sheet, Cash, Debt

As of March 31, 2011 and December 31, 2010, the Company had cash and cash equivalents of $13.9 million. As of March 31, 2011, the Company had no outstanding debt.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                     Spark Networks Q1 '11 Financial Results
Toll-Free (United States):      1-888-668-1639
International:                  1-913-312-0635
Confirmation #:                 8881205

Digital Replay through May 26, 2011:
Toll-Free (United States):      1-888-203-1112
International:                  1-719-457-0820
Confirmation #:                 8881205

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1)"Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(2) "ARPU" is defined as average revenue per user.

(3) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing and "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(4) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income recognized from assets received in connection with a legal judgment.

(5) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's Spark.com Web site (formerly known as AmericanSingles.com, Date.co.uk and Date.ca) and its co-branded and private label Web sites. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted at various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Offline & Other Businesses segment consists of net revenue generated from offline activities, HurryDate events and subscriptions and other Web sites and businesses.

                           SPARK NETWORKS, INC.
                              BALANCE SHEET
                     (in thousands, except share data)

                                                   March 31,   December 31,
                                                  -----------  -----------
                                                      2011         2010
                                                  -----------  -----------
Assets                                            (Unaudited)
Current assets:
  Cash and cash equivalents                       $    13,888  $    13,901
  Restricted cash                                         827          996
  Accounts receivable                                     611          847
  Deferred tax asset - current                             45           43
  Prepaid expenses and other                              990          911
                                                  -----------  -----------
    Total current assets                               16,361       16,698
Property and equipment, net                             2,588        2,520
Goodwill                                                9,286        9,156
Intangible assets, net                                  2,939        3,017
Deferred tax asset - non-current                        4,882        4,882
Deposits and other assets                                 351          295
                                                  -----------  -----------
      Total assets                                $    36,407  $    36,568
                                                  ===========  ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                $     1,136  $     1,371
  Accrued liabilities                                   2,903        3,635
  Deferred revenue                                      4,978        4,331
                                                  -----------  -----------
    Total current liabilities                           9,017        9,337
Deferred tax liability                                    872          825
Other liabilities non-current                           1,036        1,036
                                                  -----------  -----------
    Total liabilities                                  10,925       11,198
Commitments and contingencies                              --           --
Stockholders' equity:
    Authorized capital stock consists of
     100,000,000 Common Stock, $0.001 par value;
     issued and outstanding 20,587,336 at March
     31, 2011 and December 31, 2010, at stated
     values of:                                            21           21
    Additional paid-in-capital                         52,281       52,020
    Accumulated other comprehensive income                808          773
    Accumulated deficit                               (27,628)     (27,444)
                                                  -----------  -----------
    Total stockholders' equity                         25,482       25,370
                                                  -----------  -----------
      Total liabilities and stockholders' equity  $    36,407  $    36,568
                                                  ===========  ===========

                           SPARK NETWORKS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited, in thousands, except per share data)

                                                        Three Months Ended
                                                            March 31,
                                                        ------------------
                                                          2011      2010
                                                        --------  --------

Revenue                                                 $ 10,960  $ 10,537

Cost and expenses:
  Cost of revenue (exclusive of depreciation shown
   separately below)                                       5,815     3,157
  Sales and marketing                                        900     1,083
  Customer service                                           461       396
  Technical operations                                       414       363
  Development                                                745       781
  General and administrative                               2,363     2,787
  Depreciation                                               290       235
  Amortization of intangible assets other than goodwill       98       122
  Impairment of goodwill, long-lived assets and other
   assets                                                      -       121
                                                        --------  --------
Total cost and expenses                                   11,086     9,045
                                                        --------  --------

Operating (loss) income                                     (126)    1,492

Interest (income) and other expenses, net                    (57)      (41)
                                                        --------  --------

(Loss) income before income taxes                            (69)    1,533

Provision for income taxes                                   115       604
                                                        --------  --------

Net (loss) income                                       $   (184) $    929
                                                        ========  ========
Net (loss) income per share - basic and diluted         $  (0.01) $   0.05
                                                        --------  --------
Weighted average shares outstanding - basic and diluted   20,587    20,582

                                               Three Months
                                              Ended March 31,
                                             -----------------
         Stock-Based Compensation              2011     2010
                                             -------- --------
             (in thousands)
         Cost of revenue                     $      2 $      2
         Sales and marketing                       34      117
         Customer service                           -        1
         Technical operations                      31       73
         Development                               12       13
         General and administrative               182      504

                                                    Three Months
Reconciliation of Net Income to Adjusted EBITDA    Ended March 31,
                                                  ----------------
               (in thousands)                       2011     2010
Net (loss) income                                 $  (184) $   929
Interest                                               31       51
Taxes                                                 115      604
Depreciation                                          290      235
Amortization                                           98      122
                                                  -------  -------
EBITDA                                                350    1,941
Stock-based compensation                              261      710
Impairment                                              -      121
Non-cash currency translation adjustments             (84)     (74)
                                                  -------  -------
Adjusted EBITDA                                   $   527  $ 2,698

                           SPARK NETWORKS, INC.
                     SEGMENT RESULTS FROM OPERATIONS
               (in thousands except subscriber information)

                                         Three Months Ended
                                             March 31,
                                         -------------------
                                           2011      2010
                                         --------  ---------

Revenue
Jewish Networks                          $  6,899  $   7,080
Other Affinity Networks                     3,764      2,974
General Market Networks                       190        370
Offline & Other Businesses                    107        113
                                         --------  ---------
    Total Revenue                        $ 10,960  $  10,537
                                         ========  =========

Direct Marketing Expenses
Jewish Networks                          $    659  $     507
Other Affinity Networks                     4,039      1,714
General Market Networks                       312        139
Offline & Other Businesses                     30         43
                                         --------  ---------
    Total Direct Marketing Expenses      $  5,040  $   2,403
                                         ========  =========

Contribution
Jewish Networks                          $  6,240  $   6,573
Other Affinity Networks                      (275)     1,260
General Market Networks                      (122)       231
Offline & Other Businesses                     77         70
                                         --------  ---------
    Total Contribution                   $  5,920  $   8,134
                                         ========  =========

Average Paying Subscribers
Jewish Networks                            91,545     93,235
Other Affinity Networks                    81,889     68,124
General Market Networks                     4,207      7,813
Offline & Other Businesses                    651        661
                                         --------  ---------
    Total Average Paying Subscribers      178,292    169,833
                                         ========  =========

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net